                                                              Exhibit (d)(1)(vi)

                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

         AMENDED AND RESTATED AGREEMENT ("AGREEMENT"), dated as of May 1, 2000, between the EQ Advisors Trust, a Delaware business trust ("Trust"), and The Equitable Life Assurance Society of the United States, a New York Stock life insurance company ("Equitable" or "Manager").

         WHEREAS, the Trust is registered as an investment company under the Investment Company Act of 1940, as amended ("Investment Company Act");

         WHEREAS, Equitable is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS, the Trust's shareholders are and will be primarily separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "Policies") under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies; as well as other shareholders as permitted under Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder with respect to the qualification of variable annuity contracts and variable life insurance policies as insurance contracts under the Code.

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, investment policies and restrictions;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

         WHEREAS, the Board of Trustees of the Trust wishes to appoint Equitable as the investment manager of the Trust;

         NOW, THEREFORE, the Trust and Equitable hereby amend and restate this Agreement as follows:

1.   APPOINTMENT OF MANAGER

The Trust hereby appoints Equitable as the investment manager for each of the portfolios of the Trust specified in Appendix A to this Agreement, as such Appendix A may be amended by Manager and the Trust from time to time ("Portfolios"), subject to the supervision of the Trustees of the Trust and in the manner and under the terms and conditions set forth in this Agreement. Manager accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. Manager will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and Manager.

2.   DUTIES OF THE MANAGER

     A. Subject to the general supervision and control of the Trustees of the Trust and under the terms and conditions set forth in this Agreement, the Trust acknowledges and agrees that it is contemplated that Manager will, at its own expense, select and contract with one or more investment advisers ("Advisers") to manage the investment operations and composition of each and every Portfolio of the Trust and render investment advice for each Portfolio, including the purchase, retention, and disposition of the investments, securities and cash contained in each Portfolio, in accordance with each Portfolio's investment objectives, policies and restrictions as stated in the Trust's Amended and Restated Agreement and Declaration of Trust, By-Laws, and such Portfolio's Prospectus and Statement of Additional Information ("SAI"), as is from time to time in effect; provided, that any contract with an Adviser (an "Advisory Agreement") shall be in compliance with and approved as required by the Investment Company Act or in accordance with exemptive relief granted by the Securities and Exchange Commission ("SEC") under the Investment Company Act.

     B. Subject always to the direction and control of the Trustees of the Trust, Manager will have (i) overall supervisory responsibility for the general management and investment of each Portfolio's assets; (ii) full discretion to select new or additional Advisers for each Portfolio; (iii) full discretion to enter into and materially modify existing Advisory Agreements with Advisors; (iv) full discretion to terminate and replace any Adviser; and (v) full investment discretion to make all determinations with respect to the investment of a Portfolio's assets not then managed by an Adviser. In connection with Manager's responsibilities herein, Manager will assess each Portfolio's investment focus and will seek to implement decisions with respect to the allocation and reallocation of each Portfolio's assets among one or more current or additional Advisers from time to time, as the Manager deems appropriate, to enable each Portfolio to achieve its investment goals. In addition, Manager will monitor compliance of each Adviser with the investment objectives, policies and restrictions of any Portfolio or Portfolios (or portions of any Portfolio) under the management of such Adviser, and review and report to the Trustees of the Trust on the performance of each Adviser. Manager will furnish, or cause the appropriate Adviser(s) to furnish, to the Trust such statistical information, with respect to the investments that a Portfolio (or portions of any Portfolio) may hold or contemplate purchasing, as the Trust may reasonably request. On Manager's own initiative, Manager will apprise, or cause the appropriate Adviser(s) to apprise, the Trust of important developments materially affecting each Portfolio (or any portion of a Portfolio that they advise) and will furnish the Trust, from time to time, with such information as may be appropriate for this purpose. Further, Manager agrees to furnish, or cause the appropriate Adviser(s) to furnish, to the Trustees of the Trust such periodic and special reports as the Trustees of the Trust may reasonably request. In addition, Manager agrees to cause the appropriate Adviser(s) to furnish to third-party data reporting services all currently available standardized performance information and other customary data.

     C. Manager will also furnish to the Trust, at its own expense and without renumeration from or other cost to the Trust, the following:

     (i) Office Space. Manager will provide office space in the offices of the Manager or in such other place as may be reasonably agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;


     (ii) Personnel. Manager will provide necessary executive and other personnel, including personnel for the performance of clerical and other office functions, exclusive of those functions: (a) related to and to be performed under the Trust's contract or contracts for administration, custodial, accounting, bookkeeping, transfer, and dividend disbursing agency or similar services by any entity, including Manager or its affiliates, selected to perform such services under such contracts; and (b) related to the services to be provided by any Adviser pursuant to an Advisory Agreement; and

     (iii) Preparation of Prospectus and Other Documents. Manager will provide other information and services, other than services of outside counsel or independent accountants or services to be provided by any Adviser under any Advisory Agreement, required in connection with the preparation of all registration statements and Prospectuses, prospectus supplements, SAIs, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

     D. Limitations on Liability. Manager will exercise its best judgment in rendering its services to the Trust, and the Trust agrees, as an inducement to Manager's undertaking to do so, that the Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, but will be liable only for willful misconduct, bad faith, gross negligence, reckless disregard of its duties or its failure to exercise due care in rendering its services to the Trust as specified in this Agreement. Any person, even though an officer, director, employee or agent of Manager, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or when acting on any business of the Trust, to be rendering such services to or to be acting solely for the Trust and not as an officer, director, employee or agent, or one under the control or direction of Manager, even though paid by it.

     E. Section 11 of the Securities Exchange Act of 1934, as amended. The Trust hereby agrees that any entity or person associated with Manager that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of a Portfolio to the extent and as permitted by Section 11(a)(1)(H) of the Securities Exchange Act of 1934, as amended ("1934 Act").

     F. Section 28(e) of the 1934 Act. Subject to the appropriate policies and procedures approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the 1934 Act, cause a Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser, the Trust and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided in terms of that particular transaction or the Manager's overall responsibilities to the Portfolio, the Trust or its other investment advisory clients. To the extent authorized by said Section 28(e) and the Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available and in compliance with the Conduct Rules of the National Association of

          Securities Dealers, Inc., the Manager may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

     G. Directed Brokerage. Subject to the requirement to seek best price and execution, and to the appropriate policies and procedures approved by the Board of Trustees, the Trust reserves the right to direct the Manager to cause Advisers to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to Section 3.B. of this Agreement ("Trust Expenses"); or (ii) finance activities that are primarily intended to result in the sale of Trust shares. At the discretion of the Board of Trustees, such resources may be used to pay or cause the payment of Trust Expenses or may be used to finance activities that are primarily intended to result in the sale of Trust shares.

3.   ALLOCATION OF EXPENSES

     A.   Expenses Paid by the Manager:

          (i) Salaries, Expenses and Fees of Certain Persons. Manager (or its affiliates) shall pay all salaries, expenses, and fees of the Trustees and officers of the Trust who are officers, directors/trustees, partners, or employees of Manager or its affiliates; and

          (ii) Assumption of Trust Expenses. The payment or assumption by Manager of any expense of the Trust that Manager is not required by this Agreement to pay or assume shall not obligate Manager to pay or assume the same or any similar expense of the Trust on any subsequent occasion.

     B. Expenses Paid by the Trust: The Trust will pay all expenses of its organization, operations, and business not specifically assumed or agreed to be paid by Manager, as provided in this Agreement, or by an Adviser, as provided in an Advisory Agreement. Without limiting the generality of the foregoing, the Trust shall pay or arrange for the payment of the following:

               (i) Preparing, Printing and Mailing of Certain Documents. The costs of preparing, setting in type, printing and mailing of Prospectuses, Prospectus supplements, SAIs, annual, semiannual and periodic reports, and notices and proxy solicitation materials required to be furnished to shareholders of the Trust or regulatory authorities, and all tax returns;

               (ii) Officers and Trustees. Compensation of the officers and Trustees of the Trust who are not officers, directors/trustees, partners or employees of Manager or its affiliates;

               (iii) Registration Fees and Expenses. All legal and other fees and expenses incurred in connection with the affairs of the Trust, including those incurred with respect to registering its shares with regulatory authorities and all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing with necessary regulatory authorities of any registration statement and Prospectus, and any amendments or supplements that may be made from time to time, including registration, filing and other fees in connection with requirements of regulatory authorities;

               (iv) Custodian and Accounting Services. All expenses of the transfer, receipt, safekeeping, servicing and accounting for the Trust's cash, securities, and other property, including all charges of depositories, custodians, and other agents, if any;

               (v) Independent Legal and Accounting Fees and Expenses. The charges for the services and expenses of the independent accountants and legal counsel retained by the Trust, for itself or its Independent Trustees (as defined herein);

               (vi) Transfer Agent. The charges and expenses of maintaining shareholder accounts, including all charges of transfer, bookkeeping, and dividend disbursing agents appointed by the Trust;

               (vii) Brokerage Commissions. All brokers' commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

               (viii) Taxes. All taxes and corporate fees payable by or with respect to the Trust to federal, state, or other governmental agencies;

               (ix) Trade Association Fees. Any membership fees, dues or expenses incurred in connection with the Trust's membership in any trade association or similar organizations;

               (x) Bonding and Insurance. All insurance premiums for fidelity and other coverage;

               (xi) Shareholder and Board Meetings. All expenses incidental to holding shareholders and Trustees meetings, including the printing of notices and proxy materials and proxy solicitation fees and expenses;

               (xii) Pricing. All expenses of pricing of the net asset value per share of each Portfolio, including the cost of any equipment or services to obtain price quotations; and

               (xiii) Nonrecurring and Extraordinary Expenses. Such extraordinary expenses, such as indemnification payments or damages awarded in litigation or settlements made.

4.   COMPENSATION OF MANAGER

For its services performed hereunder, the Trust will pay Manager with respect to each Portfolio the compensation specified in Appendix B to this Agreement. Such compensation shall be paid to Manager by the Trust on the first day of each month; however, the Trust will calculate this charge on the daily average value of the assets of each Portfolio and accrue it on a daily basis.

5.   NON-EXCLUSIVITY

The services of Manager to the Trust are not to be deemed to be exclusive, and Manager shall be free to render investment management, advisory or other services to others (including other investment companies) and to engage in other activities so long as the services provided hereunder by Manager are not impaired. It is understood and agreed that the directors, officers and employees of Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors/trustees, or employees of any other firm or corporation, including other investment companies.

6.   SUPPLEMENTAL ARRANGEMENTS

Manager may enter into arrangements with its parent or other persons affiliated or unaffiliated with Manager for the provision of certain personnel and facilities to Manager to enable Manager to fulfill its duties and obligations under this Agreement.

7.   REGULATION

Manager shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.   RECORDS

The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to Manager such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by Manager free from any claim or retention of rights therein. Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable federal or state regulatory authorities.

9.   DURATION OF AGREEMENT

This Agreement, as amended and restated, shall become effective for each Portfolio on May 1, 2000, unless the requisite approval is not obtained by May 1, 2000, in which case the effective date for any such Portfolio will be the date indicated in Appendix A. Further amendments to this Agreement shall become effective on the later of the date specified in such amendment (after execution by all parties) or the date of any meeting of the shareholders of the Trust relating to such amendment, which for these purposes may be the sole initial shareholder of the Trust, at which meeting this Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolios. The Agreement will continue in effect for a period more than one year from the date of its execution only so long as such continuance is specifically approved at least annually either by (i) the Trustees of the Trust or (ii) by the vote of either a majority of the outstanding voting securities of the Trust or, as appropriate, a majority of the outstanding voting securities of any affected Portfolio, provided that, in either event, such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not "interested persons" ("Independent Trustees") of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any affected Portfolio if a "majority of the outstanding voting securities" (as defined in Rule 18f-2(h) under the Investment Company Act) of the affected Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the Portfolios of the Trust.

If the shareholders of any Portfolio fail to approve the Agreement or any continuance of the Agreement, Manager will continue to act as investment manager with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with Manager or a different investment manager or other definitive action; provided, that the compensation received by Manager in respect of such Portfolio during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Portfolio or the amount it would have received under the Agreement in respect of such Portfolio, whichever is less.

10.  TERMINATION OF AGREEMENT

This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees, including a majority of the Independent Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any affected Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty (60) days' written notice to Manager, or by Manager on sixty (60) days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event of its assignment.

11.  PROVISION OF CERTAIN INFORMATION BY MANAGER

     Manager will promptly notify the Trust in writing of the occurrence of any of the following events:

     A. Manager fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     B. Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and/or

     C. the chief executive officer or controlling stockholder of Manager or the portfolio manager of any Portfolio changes or there is otherwise an actual change in control or management of Manager.

12.  AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios affected by the amendment (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the [series of] shares of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the Portfolios of the Trust.

13.  ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties.

14.  HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

15.  NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or Manager in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt.

Notice shall be deemed given on the date delivered or mailed in accordance with this section.

16.  FORCE MAJEURE

Manager shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control,

Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

17.  SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

18.  INTERPRETATION

Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Amended and Restated Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

19.  GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware (without giving effect to its conflict of laws principles), or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act unless otherwise stated herein. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

                          EQ ADVISORS TRUST


                          By:
                             ---------------------------------------------
                             Peter D. Noris
                             President and Trustee

                          THE EQUITABLE LIFE ASSURANCE
                          SOCIETY OF THE UNITED STATES

                          By:
                             ---------------------------------------------
                             Michael Hegarty
                             Director, President and Chief Operating Officer

                                   APPENDIX A
                                     TO THE
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                   PORTFOLIOS

EQ/Putnam Balanced Portfolio                        MFS Growth with Income Portfolio
EQ/Putnam Growth & Income Value Portfolio           EQ/Alliance Premier Growth Portfolio
EQ/Putnam International Equity Portfolio            Capital Guardian Research Portfolio
EQ/Putnam Investors Growth Portfolio                Capital Guardian U.S. Equity Portfolio
Merrill Lynch Basic Value Equity Portfolio          Capital Guardian International Portfolio
Merrill Lynch World Strategy Portfolio              Alliance Money Market Portfolio
MFS Emerging Growth Companies Portfolio             Alliance Intermediate Government Securities Portfolio
MFS Research Portfolio                              Alliance Quality Bond Portfolio
Morgan Stanley Emerging Markets Equity Portfolio    Alliance High Yield Portfolio
T. Rowe Price Equity Income Portfolio               EQ/Balanced Portfolio
T. Rowe Price International Stock Portfolio         Alliance Conservative Investors Portfolio
Warburg Pincus Small Company Value Portfolio        Alliance Growth Investors Portfolio
BT Equity 500 Index Portfolio                       Alliance Common Stock Portfolio
BT International Equity Index Portfolio             Alliance Equity Index Portfolio
BT Small Company Index Portfolio                    Alliance Growth And Income Portfolio
JPM Core Bond Portfolio                             EQ/Aggressive Stock Portfolio
Lazard Large Cap Value Portfolio                    Alliance Small Cap Growth Portfolio
Lazard Small Cap Value Portfolio                    Alliance Global Portfolio
EQ/Evergreen Foundation Portfolio                   Alliance International Portfolio
EQ/Evergreen Portfolio                              Calvert Socially Responsible Portfolio


Date: May 1, 2000

                                   APPENDIX B

         The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

------------------------------------------------------------------------------------------------------------------------------------
                              (as a percentage of average daily net assets) (fee on all assets)
------------------------------------------------------------------------------------------------------------------------------------
Index Portfolios
------------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                         0.250%
------------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                           0.250%
------------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                 0.350%
------------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                        0.250%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                        (as a percentage of average daily net assets)
------------------------------------------------------------------------------------------------------------------------------------
                                               First                 Next                Next               Next
Debt Portfolios                            $750 Million          $750 Million        $1 Billion        $2.5 Billion    Thereafter
------------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                            0.600%               0.575%              0.550%             0.530%        0.520%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities    0.500%               0.475%              0.450%             0.430%        0.420%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                          0.350%               0.325%              0.300%             0.280%        0.270%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                          0.525%               0.500%              0.475%             0.455%        0.445%
------------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                                  0.450%               0.425%              0.400%             0.380%        0.370%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                        (as a percentage of average daily net assets)
------------------------------------------------------------------------------------------------------------------------------------
                                               First                 Next                Next               Next
Equity Portfolios                            $1 Billion           $1 Billion          $3 Billion         $5 Billion    Thereafter
------------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                          0.550%               0.500%              0.475%             0.450%        0.425%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                0.600%               0.550%              0.525%             0.500%        0.475%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Global                                0.750%               0.700%              0.675%             0.650%        0.625%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                     0.600%               0.550%              0.525%             0.500%        0.475%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                      0.600%               0.550%              0.525%             0.500%        0.475%
------------------------------------------------------------------------------------------------------------------------------------
Alliance International                         0.850%               0.800%              0.775%             0.750%        0.725%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                      0.750%               0.700%              0.675%             0.650%        0.625%
------------------------------------------------------------------------------------------------------------------------------------
Calvert Socially Responsible                   0.650%               0.600%              0.575%             0.550%        0.525%
------------------------------------------------------------------------------------------------------------------------------------
Capital Guardian International                 0.850%               0.800%              0.775%             0.750%        0.725%
------------------------------------------------------------------------------------------------------------------------------------
Capital Guardian Research                      0.650%               0.600%              0.575%             0.550%        0.525%
------------------------------------------------------------------------------------------------------------------------------------
Capital Guardian U.S. Equity                   0.650%               0.600%              0.575%             0.550%        0.525%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                            0.650%               0.600%              0.575%             0.550%        0.525%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                     0.900%               0.850%              0.825%             0.800%        0.775%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                    0.600%               0.550%              0.525%             0.500%        0.475%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                        0.600%               0.550%              0.525%             0.500%        0.475%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Portfolio                         0.650%               0.600%              0.575%             0.550%        0.525%`
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                             0.600%               0.550%              0.525%             0.500%        0.475%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                        (as a percentage of average daily net assets)
------------------------------------------------------------------------------------------------------------------------------------
                                               First                 Next                Next               Next
Equity Portfolios                            $1 Billion           $1 Billion          $3 Billion         $5 Billion    Thereafter
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                0.600%               0.550%              .0525%             0.500%        0.475%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                 0.850%               0.800%              0.775%             0.750%        0.725%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                     0.650%               0.600%              0.575%             0.550%        0.525%
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Lazard Large Cap Value                         0.650%               0.600%              0.575%             0.550%        0.525%
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Lazard Small Cap Value                         0.750%               0.700%              0.675%             0.650%        0.625%
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Merrill Lynch Basic Value Equity               0.600%               0.550%              0.525%             0.500%        0.475%
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Merrill Lynch World Strategy                   0.700%               0.650%              0.625%             0.600%        0.575%
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MFS Emerging Growth Companies                  0.650%               0.600%              0.575%             0.550%        0.525%
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MFS Growth with Income                         0.600%               0.550%              0.525%             0.500%        0.475%
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MFS Research                                   0.650%               0.600%              0.575%             0.550%        0.525%
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Morgan Stanley Emerging Markets Equity         1.150%               1.100%              1.075%             1.050%        1.025%
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T. Rowe Price Equity Income                    0.600%               0.550%              0.525%             0.500%        0.475%
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T. Rowe Price International Stock              0.850%               0.800%              0.775%             0.750%        0.725%
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Warburg Pincus Small Company Value             0.750%               0.700%              0.675%             0.650%        0.625%
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


Date:  May 1, 2000